Q4 2020 Financial Results February 25, 2021

2 Safe Harbor Statement Some of the statements contained in this presentation that are not purely historical statements, including our GAAP EPS guidance and Adjusted EPS guidance, as well as our effective income tax rate and GAAP and adjusted fully diluted shares for 2021, discuss future expectations or state other forward-looking information related to financial results and business outlook for 2021. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The “forward- looking” information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in our most recently filed annual report on Form 10-K. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this presentation are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

# Reconciliation of Adjusted GAAP Measures

The following table provides a reconciliation of Perficient, Inc. GAAP EPS guidance to Adjusted EPS guidance:

| | Q1 2021 | | | | Full Year 2021 | | | |
|---|---|---|---|---|---|---|---|---|
| | | Low end of adjusted goal | | High end of adjusted goal | | Low end of adjusted goal | | High end of adjusted goal |
| GAAP EPS | $ | 0.31 | $ | 0.34 | $ | 1.57 | $ | 1.72 |
| Non-GAAP adjustment (1): | | | | | | | | |
| Non-GAAP reconciling items | | 0.48 | | 0.47 | | 1.72 | | 1.71 |
| Tax effect of reconciling items | | (0.14) | | (0.13) | | (0.44) | | (0.43) |
| Adjusted EPS | $ | 0.65 | $ | 0.68 | $ | 2.85 | $ | 3.00 |

(1) Non-GAAP adjustment represents the impact of amortization expense, stock compensation, amortization of debt discount and issuance costs, loss on extinguishment of debt, foreign exchange gain or loss, acquisition costs, and adjustments to fair value of contingent consideration, net of the tax effect of these adjustments, divided by adjusted fully diluted shares. Perficient currently expects its Q1 2021 and full year 2021 GAAP effective income tax rate to be approximately 21% and 25%, respectively. The Company's estimates of GAAP and adjusted fully diluted shares for 2021 are included in the following table. These estimates could be affected by share repurchases, shares issued in conjunction with future acquisitions and the potential impact from the conditional conversion features of our debt.

| *(in millions)* | Q1 2021 | Full Year 2021 |
|---|---|---|
| GAAP fully diluted shares | 33.0 | 33.3 |
| Non-GAAP adjustment (2): | | |
| Dilution offset from convertible note hedge transactions | (0.5) | (0.9) |
| Adjusted fully diluted shares | 32.5 | 32.4 |

(2) Non-GAAP adjustment represents the exclusion of shares that are issuable upon conversion of our convertible notes due to the expectation that such shares will be offset by the convertible note hedge transactions entered into in August 2020 and September 2018.

Note further discussion and reconciliation of Perficient, Inc. non-GAAP financial measures can be found in our earnings press release and Form 8-K furnished February 25, 2021.

PERFICIENT 3

# Operating Metrics

| (in thousands, except per share data) | THREE MONTHS ENDED DECEMBER 31, 2020 | 2019 | % Change | YEAR ENDED DECEMBER 31, 2020 | 2019 | % Change |
|---|---|---|---|---|---|---|
| Revenues | $ 162,554 | $ 145,159 | 12 % | $ 612,133 | $ 565,527 | 8 % |
| Services Revenues (excluding reimbursable expenses) | $ 158,917 | $ 140,475 | 13 % | $ 599,473 | $ 546,444 | 10 % |
| Cost of Services (excluding reimbursable expenses)* | $ 96,974 | $ 86,109 | 13 % | $ 370,613 | $ 338,739 | 9 % |
| Services Revenues Net of Cost | $ 61,943 | $ 54,366 | 14 % | $ 228,860 | $ 207,705 | 10 % |
| % of Services Revenues | 39.0 % | 38.7 % | | 38.2 % | 38.0 % | |
| Adjusted EBITDA** | $ 34,990 | $ 26,494 | 32 % | $ 116,273 | $ 95,022 | 22 % |
| % of Services Revenues | 22.0 % | 18.9 % | | 19.4 % | 17.4 % | |
| Adjusted Net Income** | $ 24,808 | $ 18,636 | 33 % | $ 81,221 | $ 66,809 | 22 % |
| % of Services Revenues | 15.6 % | 13.3 % | | 13.5 % | 12.2 % | |
| GAAP EPS | $ 0.26 | $ 0.36 | (28) % | $ 0.93 | $ 1.15 | (19) % |
| Amortization | 0.22 | 0.12 | | 0.70 | 0.50 | |
| Stock Compensation | 0.15 | 0.15 | | 0.60 | 0.56 | |
| Acquisition Costs/Earnout Adjustments | 0.18 | 0.03 | | 0.41 | 0.04 | |
| Amortization of Debt Issuance Costs and Discounts | 0.08 | 0.04 | | 0.21 | 0.14 | |
| Loss on Extinguishment of Debt | 0.01 | — | | 0.14 | — | |
| Foreign Exchange Loss/(Gain) | 0.01 | — | | 0.01 | — | |
| Tax Effect of Above Reconciling Items | (0.15) | (0.12) | | (0.50) | (0.32) | |
| Adjusted EPS** | $ 0.76 | $ 0.58 | 31 % | $ 2.50 | $ 2.07 | 21 % |

* Cost of Services excludes depreciation and amortization.
**Note further discussion and reconciliation of Perficient, Inc. non-GAAP financial measures can be found in our earnings press release and Form 8-K furnished February 25, 2021.

PERFICIENT 4

5 Operating Metrics (in thousands) Q4 2020 Q3 2020 % Change Q4 2020 Q4 2019 % Change Services Revenue (excluding reimbursable expenses) $ 158,917 $ 155,242 2% $ 158,917 $ 140,475 13 % Software and Hardware Revenue $ 964 $ 923 NM* $ 964 $ 1,401 NM* Time & Materials ABR Q4 2020 Q4 2019 North American Employees $150 $149 Utilization Q4 2020 Q4 2019 North American Employees (Organic) 80% 78% Headcount Q4 2020 Q4 2019 Average Ending Average Ending North American Billable Employees 2,096 2,099 2,064 2,066 Subcontractors 270 256 251 234 Offshore Billable Employees 1,500 1,529 813 838 Total Billable Headcount 3,866 3,884 3,128 3,138 SG&A Headcount 642 649 549 550 Total Headcount 4,508 4,533 3,677 3,688 * "NM" means not meaningful.

6 Industry Data Revenue by Industry (Top 10) Q4 2020 Q3 2020 Q4 2019 Healthcare/Pharma/Life Sciences 33% 35% 32% Financial Services/Banking/Insurance 16% 14% 16% Manufacturing 11% 10% 10% Automotive and Transport Products 9% 8% 9% Retail and Consumer Goods 8% 8% 8% Business Services 6% 4% 4% Electronics and Computer Hardware 5% 6% 6% Leisure, Media and Entertainment 5% 5% 4% Energy and Utilities 4% 4% 3% Telecommunications 2% 2% 5%